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                                                                   Exhibit 10.26


                          SERVICES AGREEMENT AMENDMENT


            This Services Agreement Amendment is made as of January 28, 1999 by and among (i) Meridian Ventures, Inc., a Nevada corporation or any successor corporation controlled by Thomas C. Shull, provided such successor corporation is reasonably acceptable to the Debtor ("Meridian"), and Thomas C. Shull ("Shull"), jointly and severally; and (ii) Barney's, Inc., a New York corporation and its (wholly-owned and majority owned) subsidiaries which were debtors and debtors in possession (collectively referred to as the "Company") in Case No. 96 B 40113, pending before the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"); and (iii) Barneys New York, Inc., a Delaware corporation ("BNY"); provided, however, that this Services Agreement Amendment shall be effective as to Meridian, Shull and the Company whether or not executed by BNY.

            WHEREAS, Meridian, Shull and the Company entered into a Services Agreement as of the first day of August, 1998;

            WHEREAS, as of December 21, 1998, the Bankruptcy Court approved a plan of reorganization of the Company;

            WHEREAS, the term of the Services Agreement terminates on July 31, 1999, subject to extension in the event the parties enter into an Extension Agreement;

            WHEREAS, paragraph 11 of the Services Agreement permits the parties to modify the Services Agreement upon mutual agreement and approval of the Bankruptcy Court, and the parties hereby desire to modify the Services Agreement; and

            WHEREAS, the Company hereby represents and warrants to Meridian and Shull that Bankruptcy Court approval of this Services Agreement Amendment is not required as a matter of law, and that this Services Agreement Amendment and the obligations hereunder constitute valid, binding and fully enforceable obligations of the Company to Meridian and Shull;

            NOW, THEREFORE, effective as of the date hereof, the Services Agreement is hereby amended as follows, and agreed to and ratified in full as so amended:

1. Clause (ii) of the first paragraph of the Services Agreement (which paragraph begins "This Agreement . . .") is amended in its entirety to read as follows:

            (ii) Barneys New York, Inc., a Delaware corporation ("BNY"); and
            (iii) Barney's, Inc., a New York corporation and its (wholly-owned and majority owned) subsidiaries which are or were debtors and debtors in possession (collectively, and together with BNY, referred to as the "Debtor", the "Corporation" or the "Company") in case No. 96 B 40113


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            (the "Case"), now or heretofore pending before the United States
            Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court").

2. Paragraph 2(a) of the Services Agreement is amended in its entirety, to read as follows:

            Shull shall act and serve during the term of this Agreement as the sole President and Chief Executive Officer of the Debtor and Affiliates and shall report to, and have direct access to each member of, the Debtor's Board of Directors. The employment responsibilities of the President/CEO will include those normally held by the president and chief executive officer of a retail corporation of similar size and nature to the Company. During the term of this Agreement, there shall be no officer of the Company with any comparable or superior titles, rights or responsibilities to those of Shull, other than as may be provided by paragraph 2(e)(ii). The President/CEO shall devote his full time efforts (which shall mean an average of 50 hours per work week, excluding reasonable vacation, personal, sick time or deminimus non-conflicting time for Meridian) in connection with his role as President, Chief Executive Officer and member of the Executive Committee (if any) or any comparable committee (if any). All employees and officers shall report directly or indirectly to the President/CEO. Without limiting the generality of the foregoing provisions of this paragraph 2(a) (including the provisions relating to the reporting relationship between the President/CEO and the Board of Directors), it is expressly understood and agreed that (i) the President/CEO shall have the sole right to manage and supervise, and the sole responsibility for the management and supervision of, all subordinate senior executives, officers, consultants, financial advisors and managers of the Debtor and Affiliates, and members of the Pressman family in their respective consulting capacities, subject to the right of the Board of Directors reasonably to supervise the President/CEO's exercise of such rights and fulfillment of such responsibilities, and (ii) no member of the Debtor's Board of Directors shall issue any directives to any subordinates of the President/CEO without both the express prior written consent of the President/CEO and the express authorization of the Board of Directors acting as such, except that nothing in this clause (ii) shall limit such rights as the Board of Directors may otherwise have in its capacity as such to issue reasonable directives to executive officers. The provisions of this paragraph 2 and of paragraph 1 shall apply jointly and severally with respect to each of the companies comprising the Debtor.

3. Paragraph 2 of the Services Agreement is amended by deleting sub-paragraphs (c) and (d)(i) through (iv) thereof in their entirety, and inserting "[intentionally omitted]" in place thereof.


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4.    Paragraph 2 of the Services Agreement is amended by adding a new sub-paragraph (e) to the end thereof, to read as follows:

            (e)(i) Meridian will reasonably assist Debtor in securing the services of an individual to serve as Chief Merchant (or in such other capacity as may be specified by the Company).

            (ii) If a successor to Shull is selected by the Company, Shull shall, for a period of not more than four weeks (but in no event extending beyond May 31, 1999), reasonably assist in the transition to the successor, and shall provide such assistance as the President/CEO or as a consultant to the Company, in the discretion of the Company, it being understood that, during such period of assistance, the successor may assume the title of President/CEO or otherwise accede to some or all of the rights and responsibilities of Shull; provided that, for so long as Shull serves as President/CEO, he shall have rights and responsibilities reasonably commensurate with such title.

5. Paragraph 4(b) of the Services Agreement is amended by deleting the first and second sentences and inserting the following in place thereof:

            The compensation payable to Meridian under this Agreement is in consideration for the services of Thomas C. Shull and services provided by Meridian of two full time consultants. It is contemplated that the full time consultants shall be Paul Jen (who shall continue in his role as Vice President of Business Planning) and Edward Lambert (who shall continue in his role as Chief Financial Officer).

6. Paragraph 4(d) of the Services Agreement is amended by deleting ", full time consultant and part time consultant" as it appears in the first sentence, and inserting in place thereof "and full time consultants".

7. Paragraph 5(a) of the Services Agreement is amended in its entirety to read as follows:

            No later than February 1, 1999, the Debtor shall pay Meridian a performance bonus in the amount of $100,000.

8. Paragraph 6(a)(i) of the Services Agreement is amended by the substitution of the following for the final ";" thereof:

            , which is not cured no later than five business days after notice thereof by the Company;

9. Paragraph 6(a)(iii) of the Services Agreement is amended by substituting "May 31, 1999" for "July 31, 1999", as the latter appears therein.


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10.   Paragraph 6(a)(vi) of the Services Agreement is amended in its entirety to read "[intentionally omitted]".

11. Paragraph 6(a) of the Services Agreement is amended by substituting the following for clauses (viii) and (ix) thereof:

            or (viii) 30 days after written notice by Meridian and Shull to Debtor if Shull determines in his reasonable discretion that he is unable materially to perform his duties under this Agreement due to any action or failure to act on the part of the Debtor, provided the Company may elect to extend such 30-day period to up to 90 days (it being expressly agreed and understood that nothing in this paragraph 6(a)(viii) shall extend the term of this Agreement beyond May 31, 1999 without the consent of Meridian and Shull).

12. Paragraph 6(a) of the Services Agreement is amended by the addition of the following to the end thereof:

            Notwithstanding the foregoing, if Meridian and Shull give notice under clause (ii) above for a material breach, the Company may within five business days after such notice (x) terminate Meridian under and in accordance with paragraph 6(d)(i), provided that the Company within such period cures any and all breaches of any obligations to make any payments or provide any benefits then or theretofore due, in which case paragraph 6(b)(B) shall not apply with respect to such breach, or (y) in the case of a breach described in paragraph 6(f)(A), (B), (D), (E) or (H), cure any and all breaches of any obligation to make any payments or provide any benefits and cease the acts or omissions (or both) which constitute such breach, in which case clause (ii) shall not apply with respect to such breach.

13. Paragraph 6(b)(B) of the Services Agreement is amended by substituting the following for sub-clauses (1) and (2) thereof, respectively:

            (1) a payment equal to the total of the Base Fee and the Flat Fee (together, the "Payment Amount") otherwise payable through May 31, 1999, (2) a payment equal to the Payment Amount for a period of 12 months, and (3) payment of all earned and accrued vacation pay (not to exceed $85,000, which is the earned and accrued vacation pay as of February 28, 1999);

14. Paragraph 6(b)(C) of the Services Agreement is amended in its entirety, to read as follows:

            (C) If the termination is pursuant to paragraph 6(a)(iii) above, Meridian shall be entitled to receive (1) a payment equal to the Payment

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            Amount for a period of eight months, (2) a payment equal to the
            Payment Amount for a period of four months (beginning immediately after the completion of the payment period described in clause (1) above), less Mitigation (as hereinafter defined), and (3) payment of all earned and accrued vacation pay (not to exceed $85,000);

15. Each of clauses (D) and (F) of the third sentence of paragraph 6(b) of the Services Agreement is amended by substituting the following for sub-clauses (1) and (2) thereof, respectively:

            (1) a payment equal to the Payment Amount for a period of eight months, (2) a payment equal to the Payment Amount for a period of four months (beginning immediately after the completion of the payment period described in clause (1) above), less Mitigation (as hereinafter defined), and (3) payment of all earned and accrued vacation pay (not to exceed $85,000).

16. Paragraph 6(b)(E) of the Services Agreement is amended in its entirety, to read as follows:

            (E) If the termination is pursuant to paragraph 6(a)(iv), Meridian shall be entitled to receive (1) a payment equal to the Payment Amount for a period of 12 months, and (2) payment of all earned and accrued vacation pay (not to exceed $85,000); and

17. Paragraph 6(c) of the Services Agreement is amended by substituting "four" for "six", as the latter appears therein, and by substituting "ninth" for "seventh", as the latter appears therein.

18. Paragraph 6(d) of the Services Agreement is amended by substituting "June 30, 1999" for "July 31, 1999", as the latter appears therein.

19. Paragraph 6 of the Services Agreement is amended by redesignating sub-paragraph (d) as sub-paragraph (e), and by inserting a new sub-paragraph (d), to read as follows:

            (d) (i) If Meridian or Shull is terminated by the Company prior to May 31, 1999, and such termination is for a reason not specified in paragraph 6(a), Meridian shall be entitled to receive (1) a payment equal to the Payment Amount otherwise payable through May 31, 1999,
            (2) a payment equal to the Payment Amount for a period of eight months, (3) a payment equal to the Payment Amount for a period of four months (beginning immediately after the completion of the payment period described in clause (1) above), less Mitigation, and
            (4) payment of all earned and accrued vacation pay (not to exceed $85,000), it being expressly understood that in such case, paragraph 6(b)(B) shall not apply.


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                  (ii) In consideration of Meridian's efforts during the
            transition to successor Company management, including such efforts as are contemplated by paragraph 2(e), Meridian shall receive an unconditional severance payment of $105,000, payable during the first week of February of 1999, and an unconditional severance payment of $120,000 per month, payable in advance during the first week of March, April and May of 1999. The severance amounts payable under this paragraph 6(d)(ii) shall be in addition to, and not in lieu of, any amounts payable under any other provision of this Agreement and in addition to any amounts otherwise payable under any plan, policy, program, agreement, arrangement or other commitment of the Company, other than any severance plan or policy. For purposes of calculating the amounts payable under paragraphs 6(b), 6(c) and
            (6)(d)(i), each reference to the Base Fee shall continue to be $95,000.

20.   Paragraph 6 of Services Agreement is amended by adding a new sub-paragraph
      (f) to the end thereof, to read as follows:

            (f) For purposes of this paragraph 6, the Debtor shall be deemed to be in "material breach" of this Agreement under the following circumstances:

                  (A) the reduction of Shull's title, authority, duties or responsibilities, or the assignment to the President/CEO of duties inconsistent with Shull's positions with the Company as stated in paragraph 2 hereof, other than as contemplated by paragraph 2(e)(ii);

                  (B)   any other breach of paragraph 2;

                  (C)   a reduction in the compensation payable under paragraph
            4;

                  (D) the Company's failure to pay the President/CEO or Meridian any amounts otherwise due hereunder or under any plan, policy, program, agreement, arrangement or other commitment of the Company in which he participates;

                  (E) the Board of Directors approval of or consent to any action that Shull reasonably believes in good faith would have a materially adverse effect on the existing fiscal year 1999 Business Plan initiatives and financial goals taken as a whole;

                  (F) any failure of the Company to procure from any success an agreement in form and substance reasonably satisfactory to Meridian and Shull to perform this Agreement, or any other breach of paragraph 12(b);

                  (G)   any breach of paragraph l2(c); or


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                  (H)   any other material breach by the Company of this
            Agreement.

21. Paragraph 6 of the Services Agreement is amended by adding a new sub-paragraph (g) to the end thereof, to read as follows:

            (g) In the event Meridian and Shull are terminated under 6(a)(i) or Meridian or Shull terminate their services in violation of the terms hereof, the amount of the Base Fee and payment under 6(d)(ii) for such month, in the aggregate, that Meridian and Shull shall be permitted to retain shall be equal to (i) the aggregate amount of the Base Fee and the amount of the payment under paragraph 6(d)(ii) for the month, multiplied by (ii) a fraction (A) the numerator of which is the number of days in such month through the effective date of termination and (B) the denominator of which is the number of days in such month, and the balance shall be refunded to the Company within ten business days.

22. Paragraph 6 of the Services Agreement is amended by adding a new sub-paragraph (h) to the end thereof, to read as follows:

            (h) Notwithstanding any other provision hereof, if Shull's services to the Company are terminated before May 31, 1999, and the termination is not under paragraph 6(a)(i) or 6(a)(ii), then the Company may elect to have Meridian continue to provide the services of Edward Lambert ("Lambert") as Chief Financial Officer, if he is then serving in such capacity, through May 31, 1999 or such earlier date as the Company may elect on at least five business days' notice, or such other date as may otherwise apply under paragraph 6(a) substituting "Lambert" for "Shull" as the latter appears therein. If the Company makes such election:

                  (A) two months' of the Payment Amount otherwise to be paid upon the termination of Shull's services shall not be paid upon such cessation, but rather shall be paid upon the cessation of Lambert's services if such cessation is for any reason other than as provided in paragraph 6(a)(i) (and shall not be paid if such termination is under paragraph 6(a)(i));

                  (B) in no event shall Lambert's acts or omissions constitute a basis for termination under paragraph 6(a)(i) if Lambert in good faith believes, after consulting with the Company's independent accountants upon notice to the Company, that such acts or omissions are appropriate under applicable accounting or related rules;

                  (C) and if Lambert ceases to provide services and paragraph 6(a)(ii) applies with respect to such cessation, any amounts arising in connection with Shull's cessation of services which are then not yet paid

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            under paragraph 6(c) because they constitute Mitigation shall thereupon immediately be paid in full; and

                  (D) all other provisions of this Agreement (including without limitation, the provisions of paragraphs 6(b), 6(c) and 6(d)) shall apply with respect to the cessation of Shull's services without regard to this paragraph 6(h), it being expressly agreed and understood that under no circumstances whatsoever shall there be any adverse effects on Meridian or Shull (other than as expressly set forth under paragraph 6(h)(A)) that may arise by virtue of or otherwise in connection with Lambert's continuing performance of services, the manner in which Lambert performs continuing services or any failure by Lambert to perform continuing services.

23. Paragraph 11 of the Services Agreement is amended in its entirety, to read as follows:

            11. MODIFICATION. This Agreement may only be modified in writing by mutual agreement of the parties hereto.

24. Paragraph 12 of the Services Agreement is amended in its entirety, to read as follows:

            12. ASSIGNMENT; BARNEYS NEW YORK, INC. (a) This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Company, Meridian and Shull and their respective heirs, legal representatives, successors and permitted assigns. Subject to paragraph 12(b), this Agreement is a personal service contract and may not be assigned by either party (except, in the case of Shull, by will or by operation of laws of intestate succession).

                  (b) In the event of any sale, transfer or other disposition of all or substantially all of the Company's assets or business, whether by merger, consolidation or otherwise (including without limitation any reorganization or other event or condition pursuant to which one or more companies, whether newly formed or otherwise, become direct or indirect parents of the Company), whether newly formed or otherwise, the Company's obligations hereunder shall be assigned to, and assumed by, the successor or successors of the Company; provided that the Company shall, notwithstanding such assignment and assumption, remain liable and otherwise responsible for the fulfillment of the terms and conditions of this Agreement.

                  (c) As soon as practicable (but in no event more than 10 days) after January 28, 1999, the Company (exclusive, for purposes of this

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            paragraph 12(c), of BNY) shall procure BNY's execution of this
            Agreement as a party hereto.

25. Paragraph 15 of the Services Agreement is amended to add the following to the end thereof:

            The Company shall pay all reasonable legal fees and expenses incurred by Meridian or Shull in connection with the negotiation and execution of the January 28, 1999 amendment of this Agreement promptly, but in no event more than 10 business days, following receipt of invoices therefor.

      Except as amended hereby, the Services Agreement is hereby ratified and confirmed in all respects and shall remain in full force and effect.


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      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                        BARNEY'S, INC.


                                        By: /s/ Marc H. Perlowitz
                                           -------------------------------------
                                           Name:  Marc H. Perlowitz
                                                --------------------------------
                                           Title: Executive VP
                                                 -------------------------------


                                        BARNEYS NEW YORK, INC.


                                        By: /s/ Marc H. Perlowitz
                                           -------------------------------------
                                           Name:  Marc H. Perlowitz
                                                --------------------------------
                                           Title: Executive VP
                                                 -------------------------------


                                        MERIDIAN VENTURES, INC.


                                        By: /s/ Thomas C. Shull
                                           ------------------------------------
                                           Thomas C. Shull, President



                                        /s/ Thomas C. Shull
                                        ----------------------------------------
                                        Thomas C. Shull, as an individual